As filed with the Securities and Exchange Commission on May 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

REALPAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2788861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2201 Lakeside Boulevard

Richardson, Texas 75082-4305

(972) 820-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David G. Monk, Esq.

Executive Vice President, Chief Legal Officer and Secretary

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082-4305

(972) 820-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Robert Suffoletta, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, Texas 78746

(512) 338-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/ proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Debt Securities
Warrants
Purchase Contracts
Units
Total

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

PROSPECTUS

REALPAGE, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “RP.” On May 18, 2018, the last reported sale price of our common stock on NASDAQ was $59.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “RealPage,” “we,” “our,” “us” and the “Company” in this prospectus, we mean RealPage, Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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THE COMPANY

RealPage is a leading global provider of software and data analytics to the real estate industry. Our platform of data analytics and software solutions enables the rental real estate industry to manage property operations (such as marketing, pricing, screening, leasing, and accounting), identify opportunities through market intelligence, and obtain data-driven insight for better operational and financial decision-making. Our integrated, on demand platform provides a single point of access and a massive repository of real-time lease transaction data, including prospect, renter, and property data. By leveraging data as well as integrating and streamlining a wide range of complex processes and interactions among the rental real estate ecosystem (owners, managers, prospects, renters, service providers, and investors), our platform helps our clients improve financial and operational performance and prudently place and harvest capital.

We were incorporated in the State of Delaware in December 2003 through a merger with our predecessor entity, RealPage, Inc., a Texas corporation, which was originally incorporated in November 1998. Our company was formed in 1998 to acquire Rent Roll, Inc., which marketed and sold on premise property management systems for the conventional and affordable multifamily rental housing markets. In June 2001, we released OneSite, our first on demand property management system. Since 2002, we have expanded our platform of solutions to include property management, leasing and marketing, resident services, and asset optimization capabilities. In addition to the multifamily markets, we now serve the single family, senior living, student living, military housing, commercial, hospitality, vacation rental and homeowners’ association, or HOA, markets. In addition, since July 2002, we have completed over 40 acquisitions of complementary technologies to supplement our internal product development and sales and marketing efforts and expand the scope of our solutions, the types of rental housing and vacation rental properties served by our solutions, and our client base. In connection with this expansion and these acquisitions, we have committed greater resources to developing and increasing sales of our platform of data analytics and on demand solutions. As part of our strategy, we plan to continue to pursue acquisitions of complementary businesses, products, and technologies.

Our executive offices are located at 2201 Lakeside Boulevard, Richardson, Texas 75082-4305, and our telephone number is (972) 820-3000. Our common stock is currently listed on Nasdaq under the symbol “RP.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for RealPage and its consolidated subsidiaries for the periods indicated.

	As of March 31,	Fiscal Year Ending December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	2.5	2.0	9.2	—	—	15.3

(1)	For the purpose of calculating such ratios, “earnings” consist of income (loss) before income taxes plus “fixed charges.” Fixed charges consist of interest expense including the amortization of discounts and issuance costs related to indebtedness. Earnings before fixed charges were inadequate to cover total fixed charges by $13.1 million and $16.6 million for fiscal years 2015 and 2014, respectively.

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DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock, par value $0.001 per share, of the Company;

•	shares of preferred stock, par value $0.001 per share, of the Company;

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	warrants to purchase from us shares of our common stock or preferred stock or other securities;

•	purchase contracts; and

•	units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any common stock, debt securities, warrants, purchase contracts or units issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

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PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of RealPage, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RealPage, Inc. incorporated by reference in RealPage, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of RealPage, Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The incorporation by reference in this Prospectus of the report dated September 7, 2017 prepared by Aprio, LLP, with respect to the financial statements of Multifamily Housing Operations (a carve-out of the Rainmaker Group Ventures, LLC) as of December 31, 2016 and for the year then ended, and incorporated in this Prospectus by reference to the Current Report on Form 8-K/A of RealPage, Inc. dated February 15, 2018, have been so incorporated in reliance on the report of Aprio, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of On-Site Manager, Inc. as of and for the year ended December 31, 2016, included in RealPage, Inc.’s Current Report on Form 8-K/A filed on December 12, 2017, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.RealPage.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed on April 25, 2018.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 1, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 10, 2018.

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•	Our Current Report on Form 8-K filed on May 21, 2018, our Current Report on Form 8-K filed on April 25, 2018, our Current Report on Form 8-K filed on April 20, 2018, our Current Report on Form 8-K filed on March 13, 2018, our Current Report on Form 8-K/A filed on February 15, 2018, our Current Report on Form 8-K/A filed on December 12, 2017.

•	The description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A, filed with the SEC on August 9, 2010, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

RealPage, Inc.

2201 Lakeside Boulevard

Richardson, Texas 75082-4305

(972) 820-3000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)(2)
Printing expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Transfer agent, trustee and warrant agent fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We believe that our certificate of incorporation and bylaw provisions, our directors and officers liability insurance policy and our indemnification agreements are necessary to attract and retain qualified persons to serve as our directors and officers.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Form of Common Stock certificate of the Registrant.

4.2(4)	Shareholders’ Agreement among the Registrant and certain stockholders, dated December 1, 1998, as amended July 16, 1999 and November 3, 2000.

4.3(5)	Second Amended and Restated Registration Rights Agreement among the Registrant and certain stockholders, dated February 22, 2008.

4.4(6)	Indenture between the Registrant and Wells Fargo Bank, National Association, dated May 23, 2017.

4.5(7)	Form of Global Note to represent the 1.50% Convertible Senior Notes due 2022, of the Registrant.

4.6(8)	Form of Warrant Confirmation in connection with 1.50% Convertible Senior Notes due 2022, of the Registrant.

4.7(9)	Form of Call Option Confirmation in connection with 1.50% Convertible Senior Notes due 2022, of the Registrant.

4.8	Form of Indenture.

4.9*	Form of Note.

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Purchase Contract Agreement.

4.13*	Form of Unit Agreement.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

12.1	Statement Regarding the Computation of the Ratio of Earnings to Fixed Charges.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Aprio, LLP.

23.4	Consent of Moss Adams LLP.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.1 above.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
(1)	Incorporated by reference to Exhibit 3.2 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-166397) filed on July 26, 2010.
(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-166397) filed on July 26, 2010.

(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to our Registration Statement on Form S-1 (No. 333-166397) filed on July 26, 2010.
(4)	Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 (No. 333-166397) filed on April 29, 2010.
(5)	Incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-1 (No. 333-166397) filed on April 29, 2010.
(6)	Incorporated by reference to Exhibit 4.4 to our Quarterly Report on Form 10-Q filed on August 4, 2017.
(7)	Incorporated by reference to Exhibit 4.5 to our Quarterly Report on Form 10-Q filed on August 4, 2017.
(8)	Incorporated by reference to Exhibit 4.6 to our Quarterly Report on Form 10-Q filed on August 4, 2017.
(9)	Incorporated by reference to Exhibit 4.7 to our Quarterly Report on Form 10-Q filed on August 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 21st day of May, 2018.

REALPAGE, INC.

By:	/s/ STEPHEN T. WINN
Stephen T. Winn
Chairman of the Board of Directors, Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Winn and W. Bryan Hill or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen T. Winn Stephen T. Winn	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)	May 21, 2018

/s/ W. Bryan Hill W. Bryan Hill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 21, 2018

/s/ Alfred R. Berkeley Alfred R. Berkeley	Director	May 21, 2018

/s/ Peter Gyenes Peter Gyenes	Director	May 21, 2018

/s/ Scott S. Ingraham Scott S. Ingraham	Director	May 21, 2018

Signature	Title	Date

/s/ Charles F. Kane Charles F. Kane	Director	May 21, 2018

/s/ Jeffrey T. Leeds Jeffrey T. Leeds	Director	May 21, 2018

/s/ Jason A. Wright Jason A. Wright	Director	May 21, 2018